SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-A

          For registration of Certain Classes of Securities
               Pursuant to Section 12(b) or (g) of the
                   Securities Exchange Act of 1934

                       ASI Entertainment, Inc.
                  ---------------------------------
        (Exact Name of registrant as specified in its charter)

          Delaware                              52-2101695
          -------------------             ------------------------
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification Number)

                      Ronald J. Chapman, President
                       Suite 3, 1601 Main Road
                 Research, Victoria, 3095 Australia
                            613 9 437 1233
            (Address of principal executive offices)

                            Richard Mason
                       15200 East Girard Avenue
                              Suite 3000
                        Aurora, Colorado 80014
                Tel:  303/627-4480   Fax: 303/627-4783
      (Name, address, including zip code, and telephone number,
              including area code, of agent for service)

If this Form relates to the registration of a class of debt
securities and is effective upon filing pursuant to General
Instruction A.c(c)(1), please check the following box.            /     /

If this Form relates to the registration of a class of debt
securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the
Securities Act of 1933 pursuant to General instruction A.(c)(2),
please check the following box                                    /    /

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective
pursuant to General Instruction A.(c), check the following box     /    /

If this Form relates to the registraiton of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(d), check the following box     / x /

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock


Item 1.  Description of Registrant's Securities to be Registered

The description of the Registrant's securities is contained in the registration statement filed with the Securities and Exchange
Commission on Form SB-2 under the Securities Act, file no.
333-61257, which registration statement was declared effective by the Commission.

Item 2.  The following is a list of exhibits filed herewith:

Exhibits

3.1      Certificate of Incorporation
3.2      By-Laws of the Company
4.1      Form of Common Stock Certificate

Signature

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
                                             Registrant: ASI
                                             ENTERTAINMENT, INC.

                                             By:  Ronald J. Chapman
                                             President
                                             October 29, 1999